Exhibit 4.20

DESCRIPTION OF REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF
THE SECURITIES EXCHANGE ACT OF 1934

DESCRIPTION OF COMMON STOCK

The following is a brief description of the common stock of Kennedy-Wilson Holdings, Inc. (the “Company,” “we” or “our”) registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This description of the terms of the Company’s common stock does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable provisions of the Delaware General Corporation Law (“DGCL”), and the full text of the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”), and the Company’s amended and restated bylaws (“bylaws”), copies of which are incorporated by reference to this Annual Report on Form 10-K.

Generally

The Company’s Certificate of Incorporation authorizes the issuance of 200,000,000 shares of common stock, par value $0.0001 (the “common stock”). The principal stock exchange on which the common stock is listed is the New York Stock Exchange under the symbol “KW.” All outstanding shares of common stock are validly issued, fully paid and nonassessable.

Voting Rights
Holders of common stock have exclusive voting rights for the election of the Company’s directors and all other matters requiring stockholder action, except with respect to amendments to the Company’s Certificate of Incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by the Company’s board of directors in its discretion out of funds legally available therefor. The payment of dividends, if ever, on the common stock will be subject to (i) the prior payment of dividends on any outstanding shares of preferred stock, and (ii) compliance with any applicable limitation in the Company’s debt agreements.

Liquidation

In the event of the liquidation or dissolution of the Company, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities.

No Preemptive or Similar Rights

Holders of common stock have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

DESCRIPTION OF THE SERIES A PREFERRED STOCK
The following is a summary of the material terms of the Series A Preferred Stock (as defined below) as contained in the Series A Certificate of Designations (as defined below). The following summary is not complete and is subject to, and qualified in its entirety by, the full text of the Series A Certificate of Designations that is attached as [Exhibit 3.3] to this Annual Report on Form 10-K and incorporated by reference herein.

Generally
On November 7, 2019, we filed with the Secretary of State of the State of Delaware the Certificate of Designation (the “Series A Certificate of Designations”) creating the 5.75% Series A Cumulative Perpetual Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), and establishing the preferences, rights, and limitations of the Series A Preferred Stock. On November 7, 2019, we issued 300,000 shares of our Series A Preferred Stock.

Ranking
The Series A Preferred Stock ranks on a parity with our Series B Preferred Stock (as defined below), and senior, with respect to dividend and distribution rights and rights upon our liquidation, dissolution, or winding up, to our Series C Preferred Stock (as defined below), the common stock, and each other class or series of capital stock we may issue in the future the terms of which do not expressly provide that it ranks on parity with or senior to the Series A Preferred Stock as to dividend and distribution rights and rights upon our liquidation, dissolution, or winding-up (the common stock and such other capital stock, “Junior Securities”). If we voluntarily or involuntarily liquidate, dissolve or wind up, then, subject to the rights of any indebtedness or senior-ranking securities, the holders of each share of Series A Preferred Stock are entitled to receive liquidating distributions in an amount equal to the $1,000 per share, plus an amount equal to all accrued and unpaid dividends on such share to, and including, the date of such liquidation, out of assets legally available for distribution to our stockholders, before any distribution of assets is made to the holders of our Series C Preferred Stock, the common stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, holders of the Series A Preferred Stock are not entitled to any further participation in any distribution of our assets and will not have a right or claim to any of our remaining assets.

Dividends
Holders of Series A Preferred Stock are entitled to receive cumulative cash dividends, payable quarterly on the $1,000 per share liquidation preference of the Series A Preferred Stock, at a rate of 5.75% per annum, when, as and if declared by our board of directors out of assets legally available for the payment of such dividends. Dividends on the Series A Preferred Stock are payable in arrears on January 15, April 15, July 15 and October 15 of each year.

Liquidation
In the event we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each share of Series A Preferred Stock at the time shall be entitled to receive liquidating distributions in an amount equal to $1,000 per share of Series A Preferred Stock, plus an amount equal to all accrued and unpaid dividends on such share to, and including, the date of such liquidation, out of assets legally available for distribution to our stockholders, before any distribution of assets is made to the holders of common stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, the holders of the Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, us.

In the event our assets available for distribution to stockholders upon any liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series A Preferred Stock and amounts payable on any parity securities, holders of the Series A Preferred Stock and the holders of such parity securities shall share ratably in any distribution of our assets in proportion to their full respective liquidating distributions (including, if applicable, accrued and unpaid dividends) to which they would otherwise be respectively entitled.

Our consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into us, or the sale of all or substantially all of our property or business will not constitute our liquidation, dissolution or winding up.

Conversion Rights
Holders of the Series A Preferred Stock generally have the right to convert their Series A Preferred Stock into shares of common stock (together with cash in lieu of any fractional share). The initial conversion rate is 40.0000 shares of common stock per share of Series A Preferred Stock, which represents a conversion price of $25.00 per share. The conversion rate and conversion price are subject to adjustment upon the occurrence of certain events. If a “Make-Whole Fundamental Change” (as defined in the Series A Certificate of Designations) occurs, then the conversion rate applicable to shares of Series A Preferred Stock converted in connection with such make-whole fundamental change may be increased in certain circumstances.

Optional Redemption
On or after October 15, 2024, we have the right to redeem the Series A Preferred Stock, in whole and not in part, for cash. In addition, we have the right to redeem the Series A Preferred Stock, in whole and not in part, in certain circumstances relating to a business combination transaction pursuant to which we are acquired for cash before October 15, 2024. In connection with any redemption, the redemption price will equal $1,000 per share of Series A Preferred Stock to be redeemed, plus accrued and unpaid dividends.

Repurchase Upon Fundamental Change
Upon the occurrence of certain change-of-control or delisting events that constitute a “Fundamental Change” under the Series A Certificate of Designations, we are required, to the extent we are legally able to do so, and subject to certain limitations, to offer to repurchase the Series A Preferred Stock for cash at a repurchase price equal to $1,000 per share of Series A Preferred Stock to be repurchased, plus accrued and unpaid dividends.

No Sinking Fund Obligations
The Series A Preferred Stock shall not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Series A Preferred Stock other than to the extent set forth in the sections “-Optional Redemption” and “-Repurchase Upon Fundamental Change”.

Voting Rights
The holders of Series A Preferred Stock will be entitled to vote with the holders of common stock as a single class on an as-converted basis. So long as any shares of Series A Preferred Stock are outstanding, the consent of holders of at least two-thirds of the outstanding Series A Preferred Stock (in certain circumstances, voting together with the holders of any other preferred stock (including the Series B Preferred Stock) having similar voting rights) will be required for the following events, subject to certain limitations: (1) the amendment of our certificate of incorporation or the Series A Certificate of Designations to authorize or create, or increase the authorized amount of, any shares of any class or series of our capital stock that ranks on parity with or senior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of us; (2) any amendment, alteration or repeal of any provision of our certificate of incorporation or the Series A Certificate of Designations so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; and (3) certain binding share exchanges or reclassifications involving the Series A Preferred Stock, or certain mergers or consolidations of ours with another entity (unless, in the case of this clause (3), either (x) the Series A Preferred Stock remains outstanding following the relevant transaction or is exchanged for substantially similar preference securities of the surviving entity or (y) in the case of certain business combination transactions occurring before October 15, 2024, we call the Series A Preferred Stock for redemption).

In addition, if dividends on any shares of Series A Preferred Stock are declared and paid, on a cumulative basis, for the equivalent of four or more dividend periods, whether or not consecutive (a “Series A Nonpayment Event”), then, subject to certain limitations, the size of our board of directors will automatically be increased by two and the holders of Series A Preferred Stock (in certain cases, voting together with the holders of any other series of preferred stock (including the Series B Preferred Stock) having similar voting rights) will be entitled to vote for the election of the two additional directors (the “Preferred Stock Directors”). However, it will be a qualification for the election for any such Preferred Stock Director that the election of such director will not cause us to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which our securities may then be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. If and when all accrued and unpaid dividends in respect of all prior completed dividend periods have been paid in full, or declared and a sum sufficient for such payment has have been set aside, on the Series A Preferred Stock (and any other series of preferred stock (including the Series B Preferred Stock) having similar voting rights) for two consecutive dividend periods after the relevant Series A Nonpayment Event, then the term of the Preferred Stock Directors will immediately end and the holders of the Series A Preferred Shares will immediately be divested of the foregoing voting rights, until and unless a subsequent Series A Nonpayment Event occurs. If a Series A Nonpayment Event occurs and the Preferred Stock Directors are unable to take office because doing so would cause the size of our board of directors to exceed limitations set forth in our Certificate of Incorporation, then the dividend rate on the Series A Preferred Stock will be increased to 7.75% per annum until the earlier of (x) the time when the Preferred Stock Directors take office; and (y) all accrued and unpaid dividends in respect of all prior completed dividend periods have been paid in full, or declared and a sum sufficient for such payment has have been set aside, on the Series A Preferred Stock (and any other series of preferred stock (including the Series B Preferred Stock) having similar voting rights) for two consecutive dividend periods after such Series A Nonpayment Event.

DESCRIPTION OF THE SERIES B PREFERRED STOCK
The following is a summary of the material terms of the Series B Preferred Stock (as defined below) as contained in the Series B Certificate of Designations (as defined below). The following summary is not complete and is subject to, and qualified in its entirety by, the full text of the Series B Certificate of Designations that is attached as [Exhibit 3.4] to this Annual Report on Form 10-K and incorporated by reference herein.

Generally
On March 7, 2022, we filed with the Secretary of State of the State of Delaware the Certificate of Designation (the “Series B Certificate of Designations”) creating the 4.75% Series B Cumulative Perpetual Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), and establishing the preferences, rights, and limitations of the Series B Preferred Stock. On March 8, 2022, we issued 300,000 shares of our Series B Preferred Stock.

Ranking
The Series B Preferred Stock ranks on a parity with our Series A Preferred Stock, and senior, with respect to dividend and distribution rights and rights upon our liquidation, dissolution or winding up, to our Series C Preferred Stock (as defined below), the common stock, and each other class or series of capital stock we may issue in the future the terms of which do not expressly provide that it ranks on parity with or senior to the Series B Preferred Stock as to dividend and distribution rights and rights upon our liquidation, dissolution or winding-up. If we voluntarily or involuntarily liquidate, dissolve or wind up, then, subject to the rights of any indebtedness or senior-ranking securities, the holders of each share of Series B Preferred Stock are entitled to receive liquidating distributions in an amount equal to the $1,000 per share, plus all accrued and unpaid dividends on such share to, and including, the date of such liquidation, out of assets legally available for distribution to our stockholders, before any distribution of assets is made to the holders of our Series C Preferred Stock, the common stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, holders of the Series B Preferred Stock are not entitled to any further participation in any distribution of our assets and will not have a right or claim to any of our remaining assets.

Dividends
Holders of Series B Preferred Stock are entitled to receive cumulative cash dividends, payable quarterly on the $1,000 per share liquidation preference of the Series B Preferred Stock, at a rate of 4.75% per annum, when, as and if declared by our board of directors out of assets legally available for the payment of such dividends. Dividends on the Series B Preferred Stock are payable in arrears on January 15, April 15, July 15 and October 15 of each year.

Liquidation
In the event we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each share of Series B Preferred Stock at the time shall be entitled to receive liquidating distributions in an amount equal to $1,000 per share of Series B Preferred Stock, plus an amount equal to all accrued and unpaid dividends on such share to, and including, the date of such liquidation, out of assets legally available for distribution to our stockholders, before any distribution of assets is made to the holders of common stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, the holders of the Series B Preferred Stock will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, us.

In the event our assets available for distribution to stockholders upon any liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series B Preferred Stock and amounts payable on any parity securities, holders of the Series B Preferred Stock and the holders of such parity securities shall share ratably in any distribution of our assets in proportion to their full respective liquidating distributions (including, if applicable, accrued and unpaid dividends) to which they would otherwise be respectively entitled.

Our consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into us, or the sale of all or substantially all of our property or business will not constitute our liquidation, dissolution or winding up.

Optional Redemption
At any time, we have the right, at our option, to redeem the Series B Preferred Stock, in whole or in part, for cash. In connection with any redemption, the redemption price will equal $1,000 per share of Series B Preferred Stock to be redeemed, plus accrued and unpaid dividends.

Redemption Upon Fundamental Change
If we execute and deliver an agreement whose performance would result in a change-of-control event that constitutes a “Fundamental Change” under the Series B Certificate of Designations, we will, to the extent we have funds legally available to do so, and subject to certain limitations, be required to redeem the Series B Preferred Stock for cash at a redemption price equal to $1,000 per share of Series B Preferred Stock to be repurchased, plus accrued and unpaid dividends.

No Sinking Fund Obligations
Subject to the “-Extinguishment of Series B Stock in Connection with Warrant Exercise” section below, the Series B Preferred Stock shall not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Series B Preferred Stock other than to the extent set forth in the sections “-Optional Redemption” and “-Redemption Upon Fundamental Change”.

Extinguishment of Series B Preferred Stock in Connection with Warrant Exercises
At any time that a holder of 2022 Warrants (as defined below) exercises such 2022 Warrants in accordance with the 2022 Warrant Agreement (as defined below), such holder will have the right, at its option, to require us to extinguish a number of shares of Series B Preferred Stock held by such holder, valued at a price equal to $1,000 per share of Series B Preferred Stock to be extinguished, plus accrued and unpaid dividends (the “Setoff Price”), that is no greater than the aggregate exercise price for such exercised 2022 Warrants. Pursuant to the 2022 Warrant Agreement, the Setoff Price for the Series B Preferred Stock to be extinguished will be applied to reduce (in whole or in part) the amount payable in respect of the aggregate exercise price for such exercised 2022 Warrants. Upon such holder’s exercise of the foregoing extinguishment right with respect to any shares of Series B Preferred Stock, we will extinguish and cancel such shares of Series B Preferred Stock.

Voting Rights
The holders of Series B Preferred Stock will be entitled to vote with the holders of common stock as a single class only to the extent such holders are the holders of 2022 Warrants in accordance with the 2022 Warrant Agreement, assuming, for these purposes, that such holders owned the shares of common stock that would be issuable upon a non-cashless exercise of their 2022 Warrants. So long as any shares of Series B Preferred Stock are outstanding, the consent of holders of at least two-thirds of the outstanding Series B Preferred Stock (in certain circumstances, voting together with the holder of any other preferred stock (including the Series A Preferred Stock) having similar voting rights) will be required for the following events, subject to certain limitations: (1) the amendment of our certificate of incorporation or the Series B Certificate of Designations to authorize or create, or increase the authorized amount of, any shares of any class or series of our capital stock that ranks on parity with or senior to the Series B Preferred Stock with respect to the payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of us; (2) any amendment, alteration or repeal of any provision of our certificate of incorporation or the Series B Certificate of Designations so as to adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock; and (3) certain binding share exchanges or reclassifications involving the Series B Preferred Stock, or certain mergers or consolidations of ours with another entity (unless, in the case of this clause (3), either (x) the Series B Preferred Stock remains outstanding following the relevant transaction or is exchanged for substantially similar preference securities of the surviving entity or (y) such exchange, reclassification, merger or consolidation would constitute a “Fundamental Change” under the Series B Certificate of Designations where we are required to redeem all outstanding shares of Series B Preferred Stock).

In addition, if dividends on any shares of Series B Preferred Stock are declared and paid, on a cumulative basis, for the equivalent of four or more dividend periods, whether or not consecutive (a “Series B Nonpayment Event”), then, subject to certain limitations, the size of our board of directors will automatically be increased by two and the holders of Series B Preferred Stock (in certain cases, voting together with the holders of any other series of preferred stock (including the Series A Preferred Stock) having similar voting rights) will be entitled to vote for the election of the two additional directors. However, it will be a condition for the election for any such Preferred Stock Director that the election of such director will not cause us to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which our securities may then be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. If and when all accrued and unpaid dividends in respect of all prior completed dividend periods have been paid in full, or declared and a sum sufficient for such payment has been set aside, on the Series B Preferred Stock (and any other series of preferred stock (including the Series A Preferred Stock) having similar voting rights) for two consecutive dividend periods after the relevant Series B Nonpayment Event, then the term of the Preferred Stock Directors will immediately end and the holders of the Series B Preferred Stock will immediately be divested of the foregoing voting rights, until and unless a subsequent Series B Nonpayment Event occurs. If a Series B Nonpayment Event occurs and the Preferred Stock Directors are unable to take office because doing so would cause the size of our board of directors to exceed limitations set forth in our Certificate of Incorporation, then the dividend rate on the Series B Preferred Stock will be increased to 6.75% per annum until the earlier of (x) the time when the Preferred Stock Directors take office; and (y) all accrued and unpaid dividends in respect of all prior completed dividend periods have been paid in full, or declared and a sum sufficient for such payment has have been set aside, on the Series B Preferred Stock (and any other series of preferred stock (including the Series A Preferred Stock) having similar voting rights) for two consecutive dividend periods after such Series B Nonpayment Event.

DESCRIPTION OF THE 2022 WARRANTS
The following is a summary of the material terms of the 2022 Warrants (as defined below) and the 2022 Warrant Agreement (as defined below). The following summary is not complete and is subject to, and qualified in its entirety by, the full text of the form of 2022 Warrant Agreement together with the form of 2022 Warrant attached thereto, a copy of which is attached as [Exhibit 4.13] to this Annual Report on Form 10-K and incorporated by reference herein.

Generally
On March 8, 2022, we issued 13,043,478 warrants (the “2022 Warrants”) to purchase shares of our common stock. The terms of the 2022 Warrants are set forth in the Warrant Agreement, dated March 8, 2022, entered into by and among us and the initial purchasers of the 2022 Warrants (the “2022 Warrant Agreement”). As of the date of this Annual Report on Form 10-K, all of the 2022 Warrants are issued and outstanding.

Exercise of Warrants
Each 2022 Warrant is initially exercisable for one (1) share of common stock at an exercise price per 2022 Warrant of $23.00. The 2022 Warrants may be exercised by the holder thereof on or before March 8, 2029.

Holders of the 2022 Warrants may exercise the 2022 Warrants by (i) paying the exercise price (x) in cash or (y) by the extinguishment shares of Series B Preferred Stock held by such 2022 Warrant holder in accordance with the Series B Certificate of Designations (and, if applicable, cash representing the excess, if any, of the aggregate exercise price and the Setoff Price); or (ii) cashless exercise (but only if no shares of Series B Preferred Stock initially issued remain outstanding). Upon the exercise of any 2022 Warrant, we will settle such exercise by delivering the requisite number of shares of common stock, together with cash in lieu of fractional shares, if any.

The exercise price and number of shares of common stock for which each 2022 Warrant is exercisable is subject to adjustment pursuant to customary anti-dilution adjustment provisions.

Transfer Restrictions
The 2022 Warrants were initially registered in the names of the initial purchasers of such 2022 Warrants. Holders of the 2022 Warrants are not able to transfer, pledge or otherwise dispose of any 2022 Warrant or any beneficial or other interest therein to another person who is not a permitted transferee under the 2022 Warrant Agreement without our prior written consent.

DESCRIPTION OF THE SERIES C PREFERRED STOCK

The following is a summary of the material terms of the Series C Preferred Stock (as defined below) as contained in the Series C Certificate of Designations (as defined below). The following summary is not complete and is subject to, and qualified in its entirety by, the full text of the Series C Certificate of Designations that is attached as [Exhibit 3.5] to this Annual Report on Form 10-K and incorporated by reference herein.

Generally

On June 15, 2023, we filed with the Secretary of State of the State of Delaware the Certificate of Designation (the “Series C Certificate of Designations”) creating the 6.00% Series C Cumulative Perpetual Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), and establishing the preferences, rights, and limitations of the Series C Preferred Stock. On June 16, 2023, we issued 200,000 shares of our Series C Preferred Stock.

Ranking

The Series C Preferred Stock ranks junior, with respect to dividend and distribution rights and rights upon our liquidation, dissolution or winding-up, to our Series A Preferred Stock, Series B Preferred Stock and each other class or series of capital stock we may issue in the future the terms of which provide that it ranks senior to the Series C Preferred Stock, on parity, with respect to dividend and distribution rights and rights upon our liquidation, dissolution or winding-up, with each other class or series of capital stock we may issue in the future the terms of which provide that it ranks on parity with the Series C Preferred Stock, and senior, with respect to dividend and distribution rights and rights upon our liquidation, dissolution or winding up, to the common stock, and each other class or series of capital stock we may issue in the future the terms of which do not expressly provide that it ranks on parity with or senior to the Series C Preferred Stock as to dividend and distribution rights and rights upon our liquidation, dissolution or winding-up. If we voluntarily or involuntarily liquidate, dissolve or wind up, then, subject to the rights of any indebtedness or senior-ranking securities, the holders of each share of Series C Preferred Stock are entitled to receive liquidating distributions in an amount equal to the $1,000 per share, plus all accrued and unpaid dividends on such share to, and including, the date of such liquidation, out of assets legally available for distribution to our stockholders, before any distribution of assets is made to the holders of the common stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, holders of the Series C Preferred Stock are not entitled to any further participation in any distribution of our assets and will not have a right or claim to any of our remaining assets.

Dividends

Holders of Series C Preferred Stock are entitled to receive cumulative cash dividends, payable quarterly on the $1,000 per share liquidation preference of the Series C Preferred Stock, at a rate of 6.00% per annum, when, as and if declared by our board of directors out of assets legally available for the payment of such dividends. Dividends on the Series B Preferred Stock are payable in arrears on January 15, April 15, July 15 and October 15 of each year.

Liquidation

In the event we voluntarily or involuntarily liquidate, dissolve or wind up, then, subject to the rights of any of the Company’s creditors or holders of any outstanding shares of our Series A

Preferred Stock, Series B Preferred Stock or each other class or series of capital stock we may issue in the future the terms of which provide that it ranks senior to the Series C Preferred Stock, the holders of each share of Series C Preferred Stock at the time shall be entitled to receive liquidating distributions in an amount equal to $1,000 per share of Series C Preferred Stock, plus an amount equal to all accrued and unpaid dividends on such share to, and including, the date of such liquidation, out of assets legally available for distribution to our stockholders, before any distribution of assets is made to the holders of common stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, the holders of the Series C Preferred Stock will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, us.

In the event our assets available for distribution to stockholders upon any liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series B Preferred Stock and amounts payable on any parity securities, holders of the Series B Preferred Stock and the holders of such parity securities shall share ratably in any distribution of our assets in proportion to their full respective liquidating distributions (including, if applicable, accrued and unpaid dividends) to which they would otherwise be respectively entitled, subject to the rights of any of the Company’s creditors or holders of any outstanding shares of our Series A Preferred Stock, Series B Preferred Stock or each other class or series of capital stock we may issue in the future the terms of which provide that it ranks senior to the Series C Preferred Stock.

Our consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into us, or the sale of all or substantially all of our property or business will not constitute our liquidation, dissolution or winding up.

Optional Redemption

At any time, we have the right, at our option, to redeem the Series C Preferred Stock, in whole or in part, for cash. In connection with any redemption, the redemption price will equal $1,000 per share of Series C Preferred Stock to be redeemed, plus accrued and unpaid dividends.

Redemption Upon Fundamental Change

If we execute and deliver an agreement whose performance would result in a change-of-control event that constitutes a “Fundamental Change” under the Series C Certificate of Designations, we will, to the extent we have funds legally available to do so, and subject to certain limitations, be required to redeem the Series C Preferred Stock for cash at a redemption price equal to $1,000 per share of Series C Preferred Stock to be repurchased, plus accrued and unpaid dividends.

No Sinking Fund Obligations

Subject to the “-Extinguishment of Series C Stock in Connection with Warrant Exercise” section below, the Series C Preferred Stock shall not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Series C Preferred Stock other than to the extent set forth in the sections “-Optional Redemption” and “-Redemption Upon Fundamental Change”.

Extinguishment of Series C Preferred Stock in Connection with Warrant Exercises

At any time that a holder of 2023 Warrants (as defined below) exercises such 2023 Warrants in accordance with the 2023 Warrant Agreement (as defined below), such holder will have the right, at its option, to require us to extinguish a number of shares of Series C Preferred Stock held by such holder, valued at a price equal to $1,000 per share of Series C Preferred Stock to be extinguished, plus accrued and unpaid dividends (the “Setoff Price”), that is no greater than the aggregate exercise price for such exercised 2023 Warrants. Pursuant to the 2023 Warrant Agreement, the Setoff Price for the Series C Preferred Stock to be extinguished will be applied to reduce (in whole or in part) the amount payable in respect of the aggregate exercise price for such exercised 2023 Warrants. Upon such holder’s exercise of the foregoing extinguishment right with respect to any shares of Series C Preferred Stock, we will extinguish and cancel such shares of Series C Preferred Stock.

Voting Rights

The holders of Series C Preferred Stock will be entitled to vote with the holders of common stock as a single class only to the extent such holders are the holders of 2023 Warrants in accordance with the 2023 Warrant Agreement, assuming, for these purposes, that such holders owned the shares of common stock that would be issuable upon a non-cashless exercise of their 2023 Warrants. So long as any shares of Series C Preferred Stock are outstanding, the consent of holders of at least two-thirds of the outstanding Series C Preferred Stock (in certain circumstances, voting together with the holder of any other preferred stock (including the Series A Preferred Stock and Series B Preferred Stock) having similar voting rights) will be required for the following events, subject to certain limitations: (1) the amendment of our certificate of incorporation or the Series C Certificate of Designations to authorize or create, or increase the authorized amount of, any shares of any class or series of our capital stock that ranks on parity with or senior to the Series C Preferred Stock with respect to the payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of us; (2) any amendment, alteration or repeal of any provision of our certificate of incorporation or the Series C Certificate of Designations so as to adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock; and (3) certain binding share exchanges or reclassifications involving the Series C Preferred Stock, or certain mergers or consolidations of ours with another entity (unless, in the case of this clause (3), either (x) the Series C Preferred Stock remains outstanding following the relevant transaction or is exchanged for substantially similar preference securities of the surviving entity or (y) such exchange, reclassification, merger or consolidation would constitute a “Fundamental Change” under the Series C Certificate of Designations where we are required to redeem all outstanding shares of Series C Preferred Stock).

In addition, if dividends on any shares of Series C Preferred Stock are declared and paid, on a cumulative basis, for the equivalent of four or more dividend periods, whether or not consecutive (a “Series C Nonpayment Event”), then, subject to certain limitations, the size of our board of directors will automatically be increased by two and the holders of Series C Preferred Stock (in certain cases, voting together with the holders of any other series of preferred stock (including the Series A Preferred Stock and Series B Preferred Stock) having similar voting rights) will be entitled to vote for the election of the two additional directors. However, it will be a condition for the election for any such Preferred Stock Director that the election of such director will not cause us to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which our securities may then be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. If and when all accrued and unpaid dividends in respect of all prior completed dividend periods have been paid in full, or declared and a sum sufficient for such payment has been set aside, on the Series C Preferred Stock (and any other series of preferred stock (including the Series A Preferred Stock) having similar voting rights) for two consecutive dividend periods after the relevant Series C Nonpayment Event, then the term of the Preferred Stock Directors will immediately end and the holders of the Series C Preferred Stock will immediately be divested of the foregoing voting rights, until and unless a subsequent Series C Nonpayment Event occurs. If a Series C Nonpayment Event occurs and the Preferred Stock Directors are unable to take office because doing so would cause the size of our board of directors to exceed limitations set forth in our Certificate of Incorporation, then the dividend rate on the Series C Preferred Stock will be increased to 8.00% per annum until the earlier of (x) the time when the Preferred Stock Directors take office; and (y) all accrued and unpaid dividends in respect of all prior completed dividend periods have been paid in full, or declared and a sum sufficient for such payment has have been set aside, on the Series B Preferred Stock (and any other series of preferred stock (including the Series A Preferred Stock and Series C Preferred Stock) having similar voting rights) for two consecutive dividend periods after such Series C Nonpayment Event.

Notwithstanding the foregoing, no holder of Series C Preferred Stock will have the right to vote with the holders of common stock as a single class to the extent, and only to the extent, that such right to vote would result in such holder, or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such holder, having voting power in excess of 19.9% of the then-outstanding shares of common stock, unless and until the stockholder approval contemplated by New York Stock Exchange Listing Standard Rule 312.03(d) (or any successor rule) with respect to the right of holders of Series C Preferred Stock to vote, together with holders of the outstanding shares of common stock as a single class, in excess of the limitations imposed by such rule, has been obtained. Such vote will no longer be required if due to any amendment or binding change in the interpretation of the applicable listing standards of the New York Stock Exchange, such stockholder approval is no longer required for the full exercise of such voting rights. For the avoidance of doubt, the preceding sentence will not impair the right of any holder of Series C Preferred Stock to vote with the holders of common stock as a single class with voting power up to and including 19.9% of the then-outstanding shares of common stock regardless of the aggregate voting power that is otherwise held by such Holder or “person” or “group” that includes such Holder.

DESCRIPTION OF THE 2023 WARRANTS

The following is a summary of the material terms of the 2023 Warrants (as defined below) and the 2023 Warrant Agreement (as defined below). The following summary is not complete and is subject to, and qualified in its entirety by, the full text of the form of 2023 Warrant Agreement together with the form of 2023 Warrant attached thereto, a copy of which is attached as [Exhibit 4.X] to this Annual Report on Form 10-K and incorporated by reference herein.

Generally

On June 16, 2023, we issued 12,338,062 (the “2023 Warrants”) to purchase shares of our common stock. The terms of the 2023 Warrants are set forth in the Warrant Agreement, dated June 16, 2023, entered into by and among us and the initial purchasers of the 2023 Warrants (the “2023 Warrant Agreement”). As of the date of this Annual Report on Form 10-K, all of the 2023 Warrants are issued and outstanding.

Exercise of Warrants

Each 2023 Warrant is initially exercisable for one (1) share of common stock at an exercise price per 2023 Warrant of $16.21. The 2023 Warrants may be exercised by the holder thereof on or before June 16, 2030.

Holders of the 2023 Warrants may exercise the 2023 Warrants by (i) paying the exercise price (x) in cash or (y) by the extinguishment shares of Series C Preferred Stock held by such 2023 Warrant holder in accordance with the Series C Certificate of Designations (and, if applicable, cash representing the excess, if any, of the aggregate exercise price and the Setoff Price); or (ii) cashless exercise (but only if no shares of Series C Preferred Stock initially issued remain outstanding). Upon the exercise of any 2023 Warrant, we will settle such exercise by delivering the requisite number of shares of common stock, together with cash in lieu of fractional shares, if any.

The exercise price and number of shares of common stock for which each 2023 Warrant is exercisable is subject to adjustment pursuant to customary anti-dilution adjustment provisions.

Transfer Restrictions

The 2023 Warrants were initially registered in the names of the initial purchasers of such 2023 Warrants. Holders of the 2023 Warrants are not able to transfer, pledge or otherwise dispose of any 2023 Warrant or any beneficial or other interest therein to another person who is not a permitted transferee under the 2023 Warrant Agreement without our prior written consent.

Restriction on Exercise

Notwithstanding anything to the contrary in the 2023 Warrant Agreement, unless and until the stockholder approval contemplated by New York Stock Exchange Listing Standard Rule 312.03(d) (or any successor rule) with respect to the issuance of shares of common stock upon exercise of the 2023 Warrants in excess of the limitations imposed by such rule, is obtained, no shares of common stock will be issued or delivered upon exercise of any 2023 Warrant of any holder, and no 2023 Warrant of any holder will be exercisable, in each case to the extent, and only to the extent, that such issuance, delivery, exercise or exercisability would result in such holder, or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such holder, beneficially owning in excess of 19.9% of the then-outstanding shares of common stock or the voting power thereof. For the avoidance of doubt, the preceding sentence will not impair the right of any holder to exercise a number of 2023 Warrants, and be issued or take delivery of the shares of common stock, at any time or from time to time so long as its beneficial ownership is at the time of such exercise, issuance and delivery less than or equal to 19.9% of the then-outstanding shares of common stock regardless of the aggregate number of shares of common stock that are otherwise underlying the 2023 Warrants held by such holder or “person” or “group” that includes such holder. For these purposes, beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule 13d-3 under the Exchange Act.